                                                          Exhibit 10.10





August 19, 2002



Board of Directors
c/o William Wallace Abbott
Rotech Healthcare Inc.
2600 Technology Drive
Orlando, FL

Dear Mr. Abbott:

This letter confirms and sets forth the terms and conditions of the engagement between Alvarez & Marsal, Inc. ("A&M") and Rotech Healthcare Inc. (the "Company"), including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below and receipt of the retainer described below, this letter will constitute an agreement between the Company and A&M.

1.   Description of Services
     -----------------------

     a. Officers. In connection with this engagement, A&M shall make available to the Company:

          (i) Guy Sansone to serve as Interim President and Co-Chief Executive Officer (the "Officer").

          (ii) upon the mutual agreement, in advance, of A&M and the Board of Directors of the Company (the "Board"), such additional personnel as are necessary to assist in the performance of the duties set forth in clause 1.b below (the "Additional Consultants").

     b.   Duties.


          i. The Officer shall, together with the chairman, be responsible for the day-to-day management of the Company's operations;

          ii. The Officer shall perform a financial review of the Company, including but not limited to a review and assessment of financial information that will be provided by the Company to its stakeholders, including without limitation its short and long-term projected cash flows;

          iii. The Officer shall assist in the identification of operations improvement opportunities;

          iv. The Officer shall serve as the principal contact with the Company's capital markets;

          v. The Officer shall perform such other services as requested or directed by the Board; and

          vi. The Officer shall devote such time and efforts as are reasonably necessary to adequately perform his duties hereunder.

     c. Reporting. The Officer shall report to the Company's Board of Directors.

     d. Employment by A&M. The Officer and any Additional Consultants will continue to be employed by A&M and while rendering services to the Company and will continue to work with other personnel at A&M in connection with other unrelated matters, which will not unduly interfere with services pursuant to this engagement. With respect to the Company, the Officer and any Additional Consultants shall operate under the direction of the Board and A&M shall have no liability to the Company for any acts or omissions of such individuals.

     e. Projections; Reliance; Limitation of Duties. The services to be rendered by the Officer and any Additional Consultants may include the preparation of projections and other forward-looking statements, and numerous factors can affect the actual results of the Company's operations, which may materially and adversely differ from those projections and other forward-looking statements. In addition, the Officer will be relying on information provided by other members of the Company's management in the preparation of those projections and other forward-looking statements.


2.   Compensation
     ------------

     a. A&M will be paid by the Company for the services of the Officer as follows: for the month of August 2002, $50,000 and for each month beginning September 2002, $100,000/per month. In addition, A&M employees serving as Additional Consultants shall be paid at the following hourly billing rates:

                   i.  Director                 $325-425
                   ii. Associate                $250-325
                   iii.Analyst                  $100-250


          Such rates shall be subject to adjustment annually at such time as A&M adjusts its rates generally.

     b. In addition, A&M will be reimbursed by the Company for the reasonable out-of-pocket expenses of the Officer and any Additional Consultants incurred in connection with this assignment, such as travel, lodging, duplication, computer research, messenger and telephone charges. In addition, A&M shall be reimbursed by the Company for the reasonable fees and expenses of its counsel incurred in connection with the preparation, negotiation and enforcement of this Agreement. All fees and expenses due to A&M will be billed on a monthly basis and shall be due promptly following presentation of invoice.

     c. The Company shall promptly remit to A&M a retainer in the amount of $100,000, which shall be credited against any amounts due at the termination of this engagement and returned upon the satisfaction of all obligations hereunder.

     d.   The Company shall pay to A&M additional bonus compensation as follows:

          i. $100,000 upon the Officer having been engaged for three months from the effective date; and

          ii. an amount to be agreed upon by the Officer and the Board upon the Officer having been engaged for four months from the effective date.


3.   Term
     ----

     The engagement will commence as of the date hereof and may be terminated by either party without cause by giving 30 days' written notice to the other party. In the event of any such termination, any fees and expenses due to A&M shall be remitted promptly (including fees and expenses that accrued prior to but were invoiced subsequent to such termination). The Company may immediately terminate A&M's services hereunder at any time for Cause by giving written notice to A&M. Upon any such termination, the Company shall be relieved of all of its payment obligations under this Agreement, except for the payment of fees and expenses through the effective date of termination (including fees, bonus compensation and expenses that accrued prior to but were invoiced subsequent to such termination) and its obligations under paragraph 8. For purposes of this Agreement, "Cause" shall mean if (i) the Officer is convicted of, admits guilt in a written document filed with a court of competent jurisdiction to, or enters a plea of nolo contendere to, an allegation of fraud, embezzlement, misappropriation or any felony; (ii) the Officer willfully disobeys a lawful direction of the Board; or (iii) a material breach of any of A&M's or the Officer as material obligations under this Agreement which is not cured within 30 days of the Company's written notice thereof to A&M describing in reasonable detail the nature of the alleged breach. For purposes of this Agreement, termination for "Good Reason" shall mean either its resignation caused by a breach by the Company of any of its material obligations under this Agreement that is not cured within 30 days of A&M having given written notice of such breach to the Company describing in reasonable detail the nature of the alleged breach.


4.   No Audit, Duty to Update.
     ------------------------

     It is understood that the Officer, and any Additional Consultants are not being requested to perform an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body. They are entitled to rely on the accuracy and validity of the data disclosed to them or supplied to them by employees and representatives of the Company. The Officer and A&M are under no obligation to update data submitted to them or review any other areas unless specifically requested by the Board to do so.

5.   No Third Party Beneficiary.
     --------------------------

     The Company acknowledges that all advice (written or oral) given by A&M to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without A&M's prior approval (which shall not be unreasonably withheld), except as required by law.


6.   Conflicts.
     ---------

     A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M is a consulting firm that serves clients on an international basis in numerous cases, both in and out of court, it is possible that A&M may have rendered services to or have business associations with other entities or people which had or have or may have relationships with the Company, including creditors of the Company. In the event you accept the terms of this engagement, A&M will not represent, and A&M has not represented, the interests of any such entities or people in connection with this matter.


7.   Confidentiality / Non-Solicitation.
     ----------------------------------

     The Officer, any Additional Consultants and A&M shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or (iii) as reasonably required in the performance of this engagement. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision. Except as specifically provided for in this letter, the Company agrees not to solicit, recruit or hire any employees of A&M effective from the date of this Agreement and continuing for a period of two years subsequent to the termination of this engagement. Should the Company extend offers of employment to any A&M employee and should such an offer be accepted, A&M will be entitled to a fee based upon such individual's hourly rates multiplied by an assumed annual billing of 2,000 hours. This fee would be payable at the time of the individual's acceptance of employment from the Company.


8.   Indemnification.
     ---------------

     The Company shall indemnify the Officer and all Additional Consultants to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company's bylaws, its certificate of incorporation, by contract or otherwise, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to the Officer or Additional Consultant. The Officer shall be covered as an officer under the Company's existing director and officer liability insurance policy and the

     Company shall such to name A&M or an additional ensured thereunder. The Company shall also maintain any such insurance coverage for the Officer and A&M for a period of not less than two years following the date of the termination of such officer's services hereunder. The provisions of this section 8 are in the nature of contractual obligations and no change in applicable law or the Company's charter, bylaws or other organizational documents or policies shall affect the Officer's rights hereunder. The attached indemnity provisions are incorporated herein and the termination of this agreement or the engagement shall not affect those provisions, which shall survive termination.


9.   Miscellaneous.
     -------------

     This Agreement shall (together with the attached indemnity provisions) be:
     (a) governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject matter thereof; and (c) may not be amended or modified except in writing executed by each of the signatories hereto. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the performance or non-performance of the Company or A&M hereunder.

     If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.


                                            Very truly yours,

                                            Alvarez & Marsal, Inc.


                                            By: ______________________
                                                    Guy Sansone
                                                    Director


Accepted and Agreed:

Rotech Healthcare, Inc.


By: ______________________
    William Wallace Abbott